UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported):  July 7, 2016

INTERLINK ELECTRONICS, INC.

(Exact Name of Registrant as Specified in Charter)

Nevada	001-37659	77-0056625
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

31248 Oak Crest Drive, Suite 110
Westlake Village, California	91361
(Address of Principal Executive Offices)	(Zip Code)

(805) 484-8855

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐                              Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                              Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                              Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                              Pre-commencement communications pursuant to Rule 13e-4(c)) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01                                           Entry into a Material Definitive Agreement.

On July 7, 2016, Interlink Electronics, Inc. entered into a new employment agreement (the “Employment Agreement”) with Steven N. Bronson, whereby Mr. Bronson will continue to serve as our Chief Executive and as Executive Chairman of our Board of Directors. The Employment Agreement is for a term of one year, and automatically renews for additional one-year periods unless either party elects not to renew or it is otherwise terminated, in either case pursuant to its terms.

Pursuant to the Employment Agreement, Mr. Bronson shall receive an annual base salary of $300,000 and shall be entitled to earn and receive bonus compensation based upon the achievement of certain performance goals, as determined by our Compensation Committee, in accordance with a bonus plan to be adopted by the Company. We will also offer Mr. Bronson the opportunity to participate in the Company’s benefit plans, including health insurance, life insurance, disability insurance, and retirement plans. Additionally, we will reimburse Mr. Bronson for all reasonable business expenses actually and necessarily incurred by Mr. Bronson on behalf of the Company in connection with his performance of services under the Employment Agreement. The Employment Agreement contains customary confidentiality, proprietary information and “work for hire” provisions.

If Mr. Bronson’s employment is terminated due to his Death or Disability (as such terms are defined in the Employment Agreement), Mr. Bronson or his beneficiaries will be entitled to receive: (i) his base compensation to the end of the monthly pay period immediately following the date of termination; (ii) accrued bonus payments; and (iii) all unvested equity and/or options issued by the Company shall immediately fully vest.

If Mr. Bronson’s employment is terminated by him for Good Reason (as such term is defined in the Employment Agreement), or by us without cause, then Mr. Bronson will be entitled to receive: (i) his base compensation to the date of termination; (ii) a severance payment equal to twelve months of his base compensation; (iii) any earned bonus compensation; (iv) employee benefits for twelve months following the date of termination; (v) any vested company match 401k or other retirement contribution; and (vi) all unvested equity and/or options issued by the Company shall immediately fully vest.

In the event of a Change In Control of the Company (as such term is defined in the Employment Agreement), Mr. Bronson is entitled to receive: (i) a change in control payment in an amount equal to twelve months of his base compensation, payable as of the date the Change In Control occurs; and (ii) all unvested equity and/or options issued by the Company shall immediately fully vest.

The foregoing summary of the Employment Agreement is qualified in its entirety by reference to the full text of the agreement, which is attached as Exhibit 10.1 hereto and is incorporated herein by reference.

Item 5.02                                           Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

The disclosure under Item 1.01 is incorporated herein by reference to the extent required.

Effective as of July 7, 2016, Mr. Bronson was appointed as our Chief Financial Officer and Secretary, with such positions previously being vacant.

Item 9.01                                           Financial Statements and Exhibits.

(d)                                 Exhibits

10.1                        Employment Agreement, dated July 7, 2016, between the Registrant and Steven N. Bronson

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 8, 2016	INTERLINK ELECTRONICS, INC.

	By:	/s/ Steven N. Bronson
Steven N. Bronson
Chief Executive Officer

EXHIBIT INDEX

Exhibit
Number	Description

10.1	Employment Agreement, dated July 7, 2016, between the Registrant and Steven N. Bronson